EXHIBIT 11 (cont'd.)

                  U S WEST COMMUNICATIONS GROUP
            Computation of Earnings Per Common Share
            (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                                     March 31,
                                                 1996      1995*<F1>
EARNINGS PER COMMON SHARE (1)<F2>              ---------  ----------
Income before cumulative effect of
  change in accounting principle                $294,295    $315,266

Cumulative effect of change in
  accounting principle - net of tax               34,158           -
                                              ----------  ----------
Net income for per share calculation            $328,453    $315,266
                                              ==========  ==========


Weighted average common shares outstanding       475,056     468,557
                                              ==========  ==========

Income before cumulative effect of
  change in accounting principle                   $0.62       $0.67

Cumulative effect of change in
  accounting principle - net of tax                 0.07           -
                                              ----------  ----------
Earnings per common share                          $0.69       $0.67
                                              ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11 (cont'd.)

                  U S WEST COMMUNICATIONS GROUP
            Computation of Earnings Per Common Share
            (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                                     March 31,
EARNINGS PER COMMON AND COMMON                  1996      1995*<F1>
  EQUIVALENT SHARE: (1)<F2>                    ---------  ----------
Income before cumulative effect of
  change in accounting principle                $294,295    $315,266

Cumulative effect of change in
  accounting principle - net of tax               34,158           -
                                              ----------  ----------
Net income for per share calculation            $328,453    $315,266
                                              ==========  ==========

Weighted average common shares outstanding       475,056     468,557

Incremental shares from assumed
  exercise of stock options                        1,786         461
                                              ----------  ----------
     Total common shares                         476,842     469,018
                                              ==========  ==========

Income before cumulative effect of
  change in accounting principle                   $0.62       $0.67

Cumulative effect of change in
  accounting principle - net of tax                 0.07           -
Earnings per common and common                ----------  ----------
  equivalent share                                 $0.69       $0.67
                                              ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11 (cont'd.)
                  U S WEST COMMUNICATIONS GROUP
            Computation of Earnings Per Common Share
            (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                                     March 31,
EARNINGS PER COMMON SHARE - ASSUMING           1996       1995*<F1>
   FULL DILUTION: (1)<F2>                      ---------  ----------
Income before cumulative effect of
  change in accounting principle                $294,295    $315,266

Interest on Convertible Liquid Yield
  Option Notes (LYONS)                             3,162       3,043
                                              ----------  ----------
Adjusted income before cumulative effect
  of change in accounting principle              297,457     318,309

Cumulative effect of change in
  accounting principle - net of tax               34,158           -
                                              ----------  ----------
Adjusted net income for per
  share calculation                             $331,615    $318,309
                                              ==========  ==========



Weighted average common shares outstanding       475,056     468,557

Incremental shares from assumed
  exercise of stock options                        1,789         600
Shares issued upon conversion of LYONS             9,634       9,894
                                              ----------  ----------
     Total common shares                         486,479     479,051
                                              ==========  ==========

Adjusted income before cumulative effect
  of change in accounting principle                $0.61       $0.66

Cumulative effect of change in
  accounting principle - net of tax                 0.07           -
Earnings per common share -                   ----------  ----------
  assuming full dilution                           $0.68       $0.66
                                              ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

                                  6